     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        OMEGA HEALTHCARE INVESTORS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                      MARYLAND                                          38-3041398
  (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification No.)
                    organization)

                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                                 (313) 747-9791
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                              ESSEL W. BAILEY, JR.
           CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND SECRETARY
                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                                 (313) 747-9790
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                          COPIES OF COMMUNICATIONS TO:

                              DON M. PEARSON, ESQ.
                             WILLIAM A. JONES, ESQ.
                      ARGUE PEARSON HARBISON & MYERS, LLP
                        801 S. FLOWER STREET, SUITE 500
                         LOS ANGELES, CALIFORNIA 90017
                                 (213) 622-3100
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-20967
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                   PROPOSED             PROPOSED
                                                AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
           TITLE OF EACH CLASS                   TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
     OF SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT          OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock
  (par value $0.10 per share)............
------------------------------------------------------------------------------------------------------------------
Preferred Stock
  (par value $1.00 per share)............
------------------------------------------------------------------------------------------------------------------
Debt Securities
  6.95% Notes due 2007...................     $5,750,000                               $5,750,000            $1,743(1)
------------------------------------------------------------------------------------------------------------------
Securities Warrants......................
------------------------------------------------------------------------------------------------------------------
Total....................................     $5,750,000                               $5,750,000            $1,743(1)
==================================================================================================================

(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
================================================================================

     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement is being filed with respect to the registration of additional Debt Securities of Omega Healthcare Investors, Inc., a company organized under the laws of the state of Maryland (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"). Pursuant to Rule 462(b), the contents of the registration statement of the Company (File No. 333-20967) as amended, which was declared effective on February 14, 1997, including the exhibits thereto, are incorporated by reference into this registration statement.

     The Company certifies that (i) it gave instructions to a bank to transmit a wire transfer to the Commission of the requisite amount of the registration fee set forth on the cover page of this Registration Statement as soon as practicable (but in any event no later than the close of the next business day following the date this registration statement is transmitted to the Commission), (ii) that it will not revoke such instructions, (iii) that it has sufficient funds in the relevant account to cover the amount of such registration fee, and (iv) that it will confirm receipt of such instructions by the bank during regular business hours on the next business day following the date this registration statement is transmitted to the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, Michigan, on the 31st day of July, 1997.

                                          OMEGA HEALTHCARE INVESTORS, INC.

                                          By:   /s/ ESSEL W. BAILEY, JR.
                                            ------------------------------------
                                            Essel W. Bailey, Jr.
                                            Chairman, President & Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Essel W. Bailey, Jr. and David A. Stover and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
              /s/ ESSEL W. BAILEY, JR.                 Chairman, President, Chief         July 31, 1997
-----------------------------------------------------    Executive Officer, Secretary
                Essel W. Bailey, Jr.                     and Director (principal
                                                         executive officer)

                 /s/ DAVID A. STOVER                   Vice President and Chief           July 31, 1997
-----------------------------------------------------    Financial Officer (principal
                   David A. Stover                       financial and principal
                                                         accounting officer)

                  /s/ JAMES E. EDEN                    Director                           July 31, 1997
-----------------------------------------------------
                    James E. Eden

                /s/ THOMAS F. FRANKE                   Director                           July 31, 1997
-----------------------------------------------------
                  Thomas F. Franke

              /s/ HAROLD J. KLOOSTERMAN                Director                           July 31, 1997
-----------------------------------------------------
                Harold J. Kloosterman

                /s/ BERNARD J. KORMAN                  Director                           July 31, 1997
-----------------------------------------------------
                  Bernard J. Korman

                /s/ EDWARD LOWENTHAL                   Director                           July 31, 1997
-----------------------------------------------------
                  Edward Lowenthal

                /s/ ROBERT L. PARKER                   Director                           July 31, 1997
-----------------------------------------------------
                  Robert L. Parker

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

                                 EXHIBIT INDEX

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    5.1       --   Opinion of Argue Pearson Harbison & Myers, LLP as to the
                   legality of the Securities being registered.
    8.1       --   Opinion of Argue Pearson Harbison & Myers, LLP as to certain tax matters.
   23.1       --   Consent of Ernst & Young LLP, Independent Accountants.
   23.2       --   Consent of Argue Pearson Harbison & Myers, LLP (included in
                   Exhibit 5.1 hereto).

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